SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                     AMENDED
                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report: May 29, 1998
`                    to amend 8-K filed March 10, 1998


                          WASATCH PHARMACEUTICAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      UTAH                           000-22899                  84-0854009
-----------------------------  ------------------------   --------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer ID No.)
 of incorporation)


                    714 East 7200 South, Midvale, Utah 84047
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                     (Address of principal executive office)


Registrant's telephone number, including area code:   (801)  566-9688


                                       N/A
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          (Former name or former address, if changed since last report)

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Summary

         On February 23, 1998, Wasatch Pharmaceutical, Inc., a Utah corporation (the "Company"), entered into an agreement (the "Agreement") with Mountaineer Gas Transmission, Inc., a Nevada corporation, registered to do business in West Virginia ("Mountaineer"), wherein the Company exchanged its 25% working interest in 50 gas wells located in Pleasants, Wood, and Ritchie Counties, West Virginia. In connection with the exchange of the working interest with Mountaineer, the Company received 1,800,000 shares of restricted common stock of the Company which was returned to the treasury and canceled.

         The Company had entered into the purchase of these 50 gas wells November 20, 1996 in an effort to enhance its cash flows. The cash flows did not come as expected and the Company determined that an investment in the oil and gas business did not fit in with its long term strategy of setting up and operating medical skin care clinics.

AMENDMENT

         Due to the sale of this asset, Wasatch no longer has sufficient net tangible assets to preclude it from being characterized as a "penny stock". Therefore, pursuant to SEC Rule 3a51-1, the common stock of Wasatch is now defined and considered a "penny stock".


ITEM 5   OTHER EVENTS

         Due to the sale of this asset, Wasatch no longer has sufficient net tangible assets to prevent it from being characterized as a "penny stock". Therefore, pursuant to SEC Rule 3a51-1, the common stock of Wasatch is now defined and considered a "penny stock".

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                 WASATCH PHARMACEUTICAL, INC.


Date:   May 29, 1998                              /s/  David K. Giles
                                                  --------------------------
                                                  David K. Giles, Secretary